Exhibit (a)(1)(D)

Offer to Purchase for Cash
971,394 Ordinary Shares
of
RADVISION Ltd.
at
$6.30 Net Per Share
by
Mr. Zohar Zisapel

The Initial Offer Period and withdrawal rights will expire at 10:00 a.m., New York time, and 5:00 p.m., Israel time, on Monday, June 1, 2009, unless the Offer is extended

April 30, 2009

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated as of the date hereof, and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the tender offer of Mr. Zohar Zisapel (the “Purchaser”), to purchase 971,394 ordinary shares, par value NIS 0.10 per share (the “Shares”) of RADVISION Ltd. (“Radvision”), at a price of $6.30 per Share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer. The description of the Offer in this letter is only a summary and is qualified by all the terms of, and conditions to, the Offer set forth in the Offer to Purchase and Letter of Transmittal.

        We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of your Shares or an objection to the completion of the Offer can be made only by us as the holder of record of the Shares and only pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        Please instruct us as to whether you wish us to either (1) tender on your behalf any or all of the Shares held by us for your account, upon the terms of, and subject to the conditions to, the Offer or (2) notify the Purchaser of your objection to the Offer with respect to any or all of the Shares held by us for your account.

        Israeli Withholding Tax. As an individual, the Purchaser is not required under Israeli tax law to withhold Israeli tax at the source from the payments he will make under the Offer. However, tendering shareholders who hold their shares through an Israeli broker or financial institution will be subject to Israeli withholding tax (20% of capital gain as calculated under Israeli tax law) to the extent required by Israeli law, since Israeli brokers or financial institutions are generally required to withhold Israeli tax under Israeli law. You are urged to consult your tax advisors regarding the application of Israeli income and withholding taxes (including eligibility for any withholding tax reduction or exemption, and the refund procedure). See Section 5 of the Offer to Purchase, which also sets forth important information with respect to U.S. backup withholding taxes.

        Your attention is directed to the following:

        1.        The offer price is $6.30 per Share, net to you in cash, less any applicable withholding taxes and without interest.

        2.        The Offer is being made for 971,394 Shares, or 5% of the outstanding Shares.

        3.        Shareholders may tender their Shares or deliver Notices of Objection until 10:00 a.m., New York time, and 5:00 p.m., Israel time, on Monday, June 1, 2009 (the “Initial Completion Date”), unless the Offer is extended. The period from the commencement of the Offer until the Initial Completion Date (as may be extended by the Purchaser) is referred to as the Initial Offer Period.

        4.        Promptly following the Initial Completion Date, the Purchaser will publicly announce whether or not the conditions to the Offer have been satisfied or, subject to applicable law, waived by the Purchaser. As required by Israeli law, if the conditions to the Offer are satisfied or, subject to applicable law, waived by the Purchaser, then if with respect to each Share held by us for your account:

▶	we have not yet responded to the Offer,

▶	we have notified the Purchaser of your objection to the Offer, or

▶	we have tendered such Share on your behalf but have withdrawn such tender prior to the Initial Completion Date,

        you will be afforded an additional four calendar-day period following the Initial Completion Date, during which you may instruct us to tender such Share on your behalf. This additional period is referred to as the Additional Offer Period. These dates will change if the Purchaser decides to extend the Initial Offer Period. You may withdraw any previously tendered Shares at any time prior to the completion of the Initial Offer Period, but not during the Additional Offer Period. See “Introduction,” Section 1, Section 3 and Section 4 of the Offer to Purchase.

        If, with respect to all or any portion of your Shares, we object on your behalf to the Offer during the Initial Offer Period and the conditions to the Offer have been satisfied or, subject to applicable law, waived by the Purchaser, you may instruct us to tender such Shares on your behalf during the Additional Offer Period.

        5.        Conditions to the Offer include, among other things, that:

—	prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, there shall have been validly tendered and not properly withdrawn Shares representing 5.0% of the issued and outstanding shares and voting power of Radvision on the Initial Completion Date (currently, 971,394 Shares); and

—	as required by Israeli law, at 10:00 a.m., New York time, and 5:00 p.m., Israel time, on the Initial Completion Date, the aggregate number of Shares validly tendered and not properly withdrawn must be greater than the number of Shares represented by Notices of Objection to the Offer.

        The Offer is not conditioned on the availability of financing or the approval of the board of directors of Radvision. Please see Section 11 of the Offer to Purchase, which sets forth in full the conditions to the Offer and specifies those conditions to the Offer that are waiveable by the Purchaser.

        6.        If more than 971,394 Shares are validly tendered and not properly withdrawn prior to the expiration of the Additional Offer Period (the “Final Expiration Date”), the Purchaser will purchase 971,394 Shares on a pro rata basis from all tendering shareholders. In these circumstances, the number of Shares that the Purchaser will purchase from each tendering shareholder will be based on the total number of Shares validly tendered and not properly withdrawn by all shareholders prior to the Final Expiration Date. You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

        7.        Promptly following the Final Expiration Date, the Purchaser will announce the results of the Offer and the proration factor, if any. If the Purchaser is unable to promptly determine the final proration results, the Purchaser will announce the preliminary results. Shares accepted for payment pursuant to the Offer will be paid promptly following the calculation of the final proration factor.

        8.        Tendering shareholders will generally not be obligated to pay brokerage fees, service fees or commissions with respect to the purchase of Shares by the Purchaser in the Offer. Except as otherwise provided in Instruction 6 to the Letter of Transmittal, share transfer taxes will not be paid by the Purchaser.

        If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter.

        Alternatively, if you wish to notify the Purchaser of your objection to the Offer, please so instruct us by completing, executing and returning to us the objection instruction form contained in this letter by no later than 10:00 a.m., New York time, on the Initial Completion Date. IF YOU DO NOT WISH TO TENDER ANY SHARES OR OBJECT TO THE OFFER, YOU MAY SIMPLY DO NOTHING.

        An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares in the Offer, all of your Shares will be tendered unless otherwise specified in your instructions. Your tender instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Initial Completion Date or the Final Expiration Date, as applicable.

        If you authorize the objection of your Shares to the Offer, we will object to the Offer with respect to all of your Shares unless otherwise specified in your instructions. Your objection instructions should be forwarded to us in ample time to permit us to submit an objection on your behalf prior to the Initial Completion Date.

        The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant to the Offer, the Purchaser will make a good faith effort to comply with that state statute. If, after his good faith effort, the Purchaser cannot comply with that state statute, subject to applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Purchaser will endeavor to make arrangements to have the Offer made on his behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

IMPORTANT: IF YOU SUBMIT A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER SHARES AND THEREAFTER, YOU DELIVER TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR TENDER INSTRUCTION LETTER. SIMILARLY, IF YOU SUBMIT TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO SHARES AND THEREAFTER, YOU DELIVER TO US A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR OBJECTION INSTRUCTION LETTER. IF YOU SUBMIT A TENDER INSTRUCTION LETTER AND AN OBJECTION INSTRUCTION LETTER CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE OBJECTION INSTRUCTION LETTER WILL BE DISREGARDED.

TENDER INSTRUCTION LETTER
with Respect to the Offer
to Purchase for Cash
971,394 Ordinary Shares
of
RADVISION Ltd.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 30, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the tender offer of Mr. Zohar Zisapel (the “Purchaser”), to purchase 971,394 ordinary shares, par value NIS 0.10 per share (the “Shares”) of RADVISION Ltd. (“Radvision”), at a price of $6.30 per Share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.

        This will instruct you to tender in the Offer the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of shares to be tendered: * ____________________________________________________________________________________

Date: ___________________________________________________________________________________________________________

_______________________________________________________________________________________________________________
Signature(s)

_______________________________________________________________________________________________________________

_______________________________________________________________________________________________________________
Please type or print name(s)

_______________________________________________________________________________________________________________

_______________________________________________________________________________________________________________
Please type or print address

_______________________________________________________________________________________________________________
Area code and telephone number

_______________________________________________________________________________________________________________
Taxpayer Identification or Social Security Number

_______________________________________________________________________________________________________________

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered in the Offer.

PLEASE NOTE THAT THIS TENDER INSTRUCTION LETTER IS TO TENDER YOUR SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE. IF YOU WISH TO OBJECT TO THE OFFER, PLEASE COMPLETE THE “OBJECTION INSTRUCTION LETTER” AND RETURN IT TO US.

OBJECTION INSTRUCTION LETTER
with Respect to the Offer
to Purchase for Cash
971,394 Ordinary Shares
of
RADVISION Ltd.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 30, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the tender offer of Mr. Zohar Zisapel (the “Purchaser”), to purchase 971,394 ordinary shares, par value NIS 0.10 per share (the “Shares”) of RADVISION Ltd. (“Radvision”), at a price of $6.30 per Share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.

        This will instruct you to object to the Offer with respect to the number of Shares indicated below (or, if no number is indicated below, all shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of objecting shares: * ________________________________________________________________________________________

Date: ___________________________________________________________________________________________________________

_______________________________________________________________________________________________________________
Signature(s)

_______________________________________________________________________________________________________________

_______________________________________________________________________________________________________________
Please type or print name(s)

_______________________________________________________________________________________________________________

_______________________________________________________________________________________________________________
Please type or print address

_______________________________________________________________________________________________________________
Area code and telephone number

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to object to the Offer.

Explanation of Objection Instruction Letter. Under Israeli law, the holders of Shares may respond to the Offer by accepting the Offer and tendering all or any portion of their shares in accordance with the Offer to Purchase or by notifying the Purchaser of their objection to the Offer by executing and delivering Notices of Objection (which, in your case, is corresponding to this Objection Instruction Letter). Alternatively, they may simply not respond to the Offer and not tender their shares. It is a condition to the Offer that at 10:00 a.m., New York time, and 5:00 p.m., Israel time, on the Initial Completion Date, the aggregate number of shares tendered in the Offer is greater than the number of shares represented by Notices of Objection. If this and the other conditions to the Offer have been satisfied or waived, shareholders will be afforded an additional four calendar days to tender their shares in the Offer, but Notices of Objection will no longer be accepted. See Section 3 of the Offer to Purchase.

THIS OBJECTION INSTRUCTION LETTER SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU OBJECT TO THE OFFER WITH RESPECT TO ALL OR ANY PORTION OF YOUR SHARES. ACCORDINGLY, DO NOT EXECUTE THIS OBJECTION INSTRUCTION LETTER IF (1) YOU WOULD LIKE TO ACCEPT THE OFFER WITH RESPECT TO THOSE SHARES (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE TENDER INSTRUCTION LETTER) OR (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.